SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                               FORM 8-K

                           CURRENT REPORT
               FILED PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

                            Date of Report
           (Date of Earliest Event Reported):   May 2, 1996
                   COMMISSION FILE NO.   0-4988


                         AEROSONIC CORPORATION
         -----------------------------------------------------
         (Exact name of registrant as specified in its charter)


                  Delaware                          74-1668471
         -------------------------------          -------------
         (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)


         1212 No. Hercules Avenue, Clearwater, Florida     34625
         ---------------------------------------------   ---------
         (Address of principal executive offices)        (Zip Code)

                            (813) 461-3000
         ---------------------------------------------------------
            (Registrants telephone number, including Area Code)



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Item 5. Other Event

    Aerosonic Corporation has announced that the Court of Appeals for the Federal Circuit has rendered an opinion in the patent infringement lawsuit brought by Sensonics, Inc. against Aerosonic and its former Chairman Herbert
J. Frank. The court decision awards Sensonics additional monetary damages for the patent infringement as well as prejudgement interest and court costs. Aerosonic's management is reviewing the court decision as well as the legal options available to the Company. Aerosonic has previously recorded a charge of approximately $915,000 for the lawsuit. Aerosonic will make a further public disclosure if it determines that an additional charge is necessary.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned therento duly authorized.



                                AEROSONIC CORPORATION
                                       (Registrant)



          Date:   May 3, 1996
                                                       /s/ William C. Parker
                                                       ---------------------
                                                       William C. Parker
                                                       Executive Vice President